Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Majesco Entertainment Company
We consent to the incorporation by reference in Registration Statement on Form S-3 of Majesco Entertainment Company of our report dated January 29, 2009, relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Majesco Entertainment Company for the year ended October 31, 2008.
We also consent to the reference to our Firm under the caption “Experts” in such Prospectus, which is part of this Registration Statement.
/s/ McGladrey & Pullen, LLP

McGLADREY & PULLEN, LLP
New York, New York
June 11, 2009